Exhibit 99.2
Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements for the year ended September 30, 2010 and for the six-month period ended April 3, 2011, the date of the latest publicly available financial information of Harbinger Group, Inc. (“HGI”, “we”, “us”, or “our”), gives effect to (i) the full-period effect of the acquisition of Spectrum Brands Holdings, Inc. (“Spectrum Brands Holdings”) by HGI (the “Spectrum Brands Acquisition”), reflecting the full-period effect of the merger of Spectrum Brands, Inc. (“Spectrum Brands”) and Russell Hobbs, Inc. (“Russell Hobbs”), referred to herein as the “SB/RH Merger,” and the inclusion of HGI’s results of operations for the period prior to the June 16, 2010 common control transaction (explained further below), (ii) the acquisition of Fidelity & Guaranty Life Holdings, Inc. (“F&G Holdings”) by HGI (the “Fidelity & Guaranty Acquisition”) and (iii) the full-period effect of the issuance of HGI’s 10.625% senior secured notes in November 2010 (the “Initial Notes Issuance”).

The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that, under Accounting Standards Codification (“ASC”) Topic 805: Business Combinations (“ASC 805”), the Spectrum Brands Acquisition was accounted for as a transaction between entities under common control, as reflected in our retrospectively adjusted consolidated financial statements referred to herein, and the Fidelity & Guaranty Acquisition is accounted for under the acquisition method of accounting. Spectrum Brands (which was the accounting acquirer and predecessor in the SB/RH Merger) was considered our accounting predecessor and the receiving entity of HGI in the Spectrum Brands Acquisition since, during the historical periods presented, Spectrum Brands was an operating business and HGI was not. Accordingly, our historical financial statements were retrospectively adjusted to reflect those of Spectrum Brands prior to the June 16, 2010 date that common control was first established over Spectrum Brands Holdings and HGI as a result of the SB/RH Merger, and the combination of Spectrum Brands Holdings and HGI thereafter. The pre-common control results of operations of HGI have been included on a pro forma basis to reflect the full period effect of the Spectrum Brands Acquisition as if it occurred on October 1, 2009, the beginning of the most recently completed fiscal year presented herein.

The following unaudited pro forma condensed combined balance sheet at April 3, 2011 is presented on a basis to reflect the Fidelity & Guaranty Acquisition. The Initial Notes Issuance is already reflected in our historical unaudited condensed consolidated balance sheet as of April 3, 2011. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2010 is presented on a basis to reflect (i) the full-period effect of the Spectrum Brands Acquisition, reflecting the full period effect of the SB/RH Merger and the inclusion of HGI’s results of operations for the period prior to June 16, 2010, (ii) the Fidelity and Guaranty Acquisition and (iii) the Initial Notes Issuance, as if each had occurred on October 1, 2009. The unaudited pro forma condensed combined statement of operations for the six-month period ended April 3, 2011 is presented on a basis to reflect (i) the Fidelity and Guaranty Acquisition and (ii) the full period effect of the Initial Notes Issuance, as if each had occurred on October 1, 2009. Because of different fiscal year-ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2010 combines the historical condensed consolidated statement of operations of HGI for the year then ended (which includes Russell Hobbs’ results of operations for the most recent three-month period ended September 30, 2010) with the historical results of operations of Russell Hobbs for the nine-month period ended March 31, 2010, the last quarter end reported by Russell Hobbs prior to the SB/RH Merger, and the historical consolidated statement of operations of F&G Holdings for its fiscal year ended December 31, 2010. The results of Russell Hobbs have been excluded for the stub period from June 16, 2010, the date of the SB/RH Merger, to July 4, 2010 for pro forma purposes, since comparable results are included in the historical results of operations of Russell Hobbs for the nine-month period ended March 31, 2010. In addition, the unaudited pro forma condensed combined statement of operations for the six-month period ended April 3, 2011 combines the historical condensed consolidated statement of operations of HGI for the six-month period then ended with the derived results of operations of F&G Holdings for the six-month period ended December 31, 2010. The historical financial statements for F&G Holdings includes the third and fourth calendar quarters of 2010 in both the annual 2010 and interim 2011 unaudited pro forma condensed combined financial statements presented herein and excludes the historical condensed consolidated statement of operations for the three month period ended March 31, 2011. Pro forma adjustments are made in order to reflect the potential effect of the transactions indicated above on the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial statements and the notes to the unaudited pro forma condensed combined financial statements were based on, and should be read in conjunction with:

•	our retrospectively adjusted historical audited consolidated financial statements and notes thereto for the fiscal year ended September 30, 2010 filed on Form 8-K on June 10, 2011;

•	our historical unaudited condensed consolidated financial statements and notes thereto for the six-month period ended April 3, 2011 filed on Form 10-Q on May 13, 2011;

•	F&G Holdings’ historical audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2010 included elsewhere in this filing; and

•	F&G Holdings’ historical unaudited condensed consolidated financial statements and notes thereto for the three-month period ended March 31, 2011 included elsewhere in this filing.

Our historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Spectrum Brands Acquisition, the SB/RH Merger, the Fidelity & Guaranty Acquisition and the Initial Notes Issuance, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on our results. The unaudited pro forma condensed combined financial statements do not reflect any of HGI’s or Spectrum Brands Holdings’ managements’ expectations for revenue enhancements, cost savings from the combined company’s operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements, cost savings from operating efficiencies, synergies or restructurings, which could result from the SB/RH Merger.

The pro forma adjustments are based upon available information and assumptions that the managements of HGI, Spectrum Brands Holdings and F&G Holdings, as applicable, believe reasonably reflect the Spectrum Brands Acquisition, the SB/RH Merger, the Fidelity & Guaranty Acquisition and the Initial Notes Issuance. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or our consolidated financial position would have been had the Spectrum Brands Acquisition, the Fidelity & Guaranty Acquisition and other identified events occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

Harbinger Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of April 3, 2011

	Historical		Pro Forma Adjustments
		Fidelity &	Fidelity &
	Harbinger	Guaranty Life	Guaranty		Pro Forma
	Group Inc.	Holdings, Inc.(A)	Acquisition	Note	Combined
	(In thousands)
ASSETS
Consumer Products and Other:
Cash and cash equivalents	$469,323	$—	$(367,100)	(9a)	$102,223
Short-term investments	67,928	—	—		67,928
Receivables, net	413,702	—	—		413,702
Inventories, net	561,043	—	—		561,043
Prepaid expenses and other current assets	86,546	—	—		86,546

Total current assets	1,598,542	—	(367,100)		1,231,442
Properties, net	202,043	—	—		202,043
Goodwill	617,724	—	—		617,724
Intangible assets, net	1,757,330	—	—		1,757,330
Deferred charges and other assets	102,044	—	—		102,044

	4,277,683	—	(367,100)		3,910,583

Insurance:
Investments:
Fixed maturities, available-for-sale, at fair value	—	15,225,309	567,863	(9b)	15,793,172
Equity securities, available-for-sale, at fair value	—	296,201	22,250	(9b)	318,451
Derivative investments	—	208,527	37,006	(9c)	245,533
Other invested assets	—	88,831	3,790	(9d)	92,621

Total investments	—	15,818,868	630,909		16,449,777
Cash and cash equivalents	—	904,688	122,342	(9c,f)	1,027,030
Accrued investment income	—	210,118	7,889	(9b)	218,007
Deferred policy acquisition costs	—	1,516,729	(1,516,729)	(9e,g)	—
Present value of in-force	—	62,182	528,233	(9g)	590,415
Reinsurance recoverable	—	1,842,924	(910,164)	(9e,j)	932,760
Deferred tax asset, net	—	164,820	33,953	(9h)	198,773
Other assets	—	59,051	13,749	(9f)	72,800

	—	20,579,380	(1,089,818)		19,489,562

Total assets	$4,277,683	$20,579,380	$(1,456,918)		$23,400,145

LIABILITIES AND EQUITY
Consumer Products and Other:
Current portion of long-term debt	$31,841	$—	$—		$31,841
Accounts payable	253,585	—	—		253,585
Accrued and other current liabilities	292,932	—	—		292,932

Total current liabilities	578,358	—	—		578,358
Long-term debt	2,138,604	—	—		2,138,604
Employee benefit obligations	97,891	—	—		97,891
Non-current deferred income taxes	304,430	—	—		304,430
Other liabilities	64,437	—	—		64,437

	3,183,720	—	—		3,183,720

Insurance:
Future policy benefits	—	3,464,619	296,450	(9j)	3,761,069
Contractholder funds	—	14,960,245	(205,533)	(9e,k)	14,754,712
Liability for policy and contract claims	—	62,091	(1,691)	(9e)	60,400
Note payable	—	248,505	(153,505)	(9f,l)	95,000
Other liabilities	—	493,218	(19,837)	(9f,i,l)	473,381

	—	19,228,678	(84,116)		19,144,562

Total liabilities	3,183,720	19,228,678	(84,116)		22,328,282

Stockholders’ equity:
Common stock	1,392	—	—		1,392
Additional paid-in capital	863,176	1,754,571	(1,754,571)	(9m)	863,176
Accumulated deficit	(232,329)	(425,084)	402,984	(9n)	(254,429)
Accumulated other comprehensive income	4,550	21,215	(21,215)	(9o)	4,550

Total stockholders’ equity	636,789	1,350,702	(1,372,802)		614,689
Noncontrolling interest	457,174	—	—		457,174

Total equity	1,093,963	1,350,702	(1,372,802)		1,071,863

Total liabilities and equity	$4,277,683	$20,579,380	$(1,456,918)		$23,400,145

(A)    Fidelity & Guaranty Life Holdings, Inc. historical balance sheet information is as of March 31, 2011
See accompanying notes to unaudited pro forma condensed combined financial statements.

Harbinger Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended September 30, 2010

	Historical			Pro Forma Adjustments
		Russell	Fidelity &	Elimination	HGI
	Harbinger	Hobbs, Inc.	Guaranty Life	of Russell	Pre-Common Control	SB/RH
	Group Inc.	Nine Months	Holdings, Inc.	Hobbs, Inc.	for the period from	Merger-Related		Fidelity &
	Year Ended	Ended	Year Ended	Duplicate	October 1, 2009 to	and Other		Guaranty		Initial Notes		Pro Forma
	September 30, 2010	March 31, 2010	December 31, 2010	Information (6)	June 15, 2010 (1)	Adjustments	Note	Acquisition	Note	Offering	Note	Combined
			(Amounts in thousands, except per share amounts)
Revenues:
Consumer Products and Other:
Net sales	$2,567,011	$617,281	$—	$(35,755)	$—	$—		$—		$—		$3,148,537

Insurance:
Premiums	—	—	219,970	—	—	—		(130,103)	(9r)	—		89,867
Net investment income	—	—	915,587	—	—	—		(95,187)	(9p,r)	—		820,400
Net investment gains	—	—	60,117	—	—	—		21,128	(9r)	—		81,245
Insurance and investment product fees and other	—	—	108,254	—	—	—		38,063	(9r)	—		146,317

	—	—	1,303,928	—	—	—		(166,099)		—		1,137,829

Total revenues	2,567,011	617,281	1,303,928	(35,755)	—	—		(166,099)		—		4,286,366

Operating costs and expenses:
Consumer Products and Other:
Cost of goods sold	1,645,601	422,652	—	(23,839)	—	(2,164)	(7b)	—		—		2,042,250
Selling, general and administrative expenses	760,956	134,432	—	(11,261)	9,004	(24,594)	(5a,d,e) (7a)	—		—		868,537

	2,406,557	557,084	—	(35,100)	9,004	(26,758)		—		—		2,910,787

Insurance:
Benefits and other changes in policy reserves	—	—	862,994	—	—	—		(68,063)	(9r)	—		794,931
Acquisition and operating expenses, net of deferrals	—	—	100,902	—	—	—		28,341	(9r)	—		129,243
Amortization of deferred acquisition costs and intangibles	—	—	273,038	—	—	—		(164,484)	(9q)	—		108,554

	—	—	1,236,934	—	—	—		(204,206)		—		1,032,728

Total operating costs and expenses	2,406,557	557,084	1,236,934	(35,100)	9,004	(26,758)		(204,206)		—		3,943,515

Operating income (loss)	160,454	60,197	66,994	(655)	(9,004)	26,758		38,107		—		342,851
Interest expense	277,015	24,112	25,019	(3,866)	—	(114,323)	(5c)	(19,240)	(9s)	39,810	(10a)	228,527
Other expense (income), net	12,105	5,702	—	923	(378)	—		—		—		18,352

(Loss) income from continuing operations before reorganization items and income taxes	(128,666)	30,383	41,975	2,288	(8,626)	141,081		57,347		(39,810)		95,972
Reorganization items expense, net	3,646	—	—	—	—	—		—		—		3,646

(Loss) income from continuing operations before income taxes	(132,312)	30,383	41,975	2,288	(8,626)	141,081		57,347		(39,810)		92,326
Income tax expense (benefit)	63,195	11,375	(130,122)	(214)	443	767	(5a,f)	165,344	(9t)	—		110,788

Net (loss) income from continuing operations	(195,507)	19,008	172,097	2,502	(9,069)	140,314		(107,997)		(39,810)		(18,462)
Less: (Loss) income from continuing operations attributable to noncontrolling interest	(46,373)	—	—	—	(3)	32,852	(5b)	—		—		(13,524)

Net (loss) income from continuing operations attributable to controlling interest	$(149,134)	$19,008	$172,097	$2,502	$(9,066)	$107,462		$(107,997)		$(39,810)		$(4,938)

Loss from continuing operations per share attributable to controlling interest:
Basic and Diluted	$(1.13)											$(0.04)

Weighted average shares:
Basic and Diluted	132,399											132,399
See accompanying notes to unaudited pro forma condensed combined financial statements.

Harbinger Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Month Period Ended April 3, 2011

	Historical		Pro Forma Adjustments
		Fidelity &
	Harbinger	Guaranty Life
	Group Inc.	Holdings, Inc.
	Six-Month	Six-Month	Fidelity &
	Period Ended	Period Ended	Guaranty		Initial Notes			Other			Pro Forma
	April 3, 2011	December 31, 2010 (1)	Acquisition	Note	Offering	Note		Adjustments	Note		Combined
	(Amounts in thousands, except per share amounts)
Revenues:
Consumer Products and Other:
Net sales	$1,554,952	$—	$—		$—			$—			$1,554,952

Insurance:
Premiums	—	106,629	(72,018)	(9r)	—			—			34,611
Net investment income	—	457,083	(50,420)	(9p,r)	—			—			406,663
Net investment gains	—	100,148	26,922	(9r)	—			—			127,070
Insurance and investment product fees and other	—	53,495	18,457	(9r)	—			—			71,952

	—	717,355	(77,059)		—			—			640,296

Total revenues	1,554,952	717,355	(77,059)		—			—			2,195,248

Operating costs and expenses:
Consumer Products and Other:
Cost of goods sold	1,000,274	—	—		—			—			1,000,274
Selling, general and administrative expenses	467,554	—	—		—			(22,644)	(5e,7a	)	444,910

	1,467,828	—	—		—			(22,644)			1,445,184

Insurance:
Benefits and other changes in policy reserves	—	476,014	(13,165)	(9r)	—			—			462,849
Acquisition and operating expenses, net of deferrals	—	51,151	911	(9r)	—			—			52,062
Amortization of deferred acquisition costs and intangibles	—	193,465	(124,236)	(9q)	—			—			69,229

	—	720,630	(136,490)		—			—			584,140

Total operating costs and expenses	1,467,828	720,630	(136,490)		—			(22,644)			2,029,324

Operating income (loss)	87,124	(3,275)	59,431		—			22,644			165,924
Interest expense	140,747	12,738	(9,825)	(9s)	4,798	(10a	)	—			148,458
Other expense, net	37	—	—		—			—			37

(Loss) income from continuing operations before income taxes	(53,660)	(16,013)	69,256		(4,798)			22,644			17,429
Income tax expense	60,186	10,681	9,515	(9t)	—			—			80,382

Net (loss) income from continuing operations	(113,846)	(26,694)	59,741		(4,798)			22,644			(62,953)
Less: Loss from continuing operations attributable to noncontrolling interest	(31,826)	—	—		—			—			(31,826)

Net (loss) income from continuing operations attributable to controlling interest	$(82,020)	$(26,694)	$59,741		$(4,798)			$22,644			$(31,127)

Loss from continuing operations per share attributable to controlling interest:
Basic and Diluted	$(0.59)										$(0.22)

Weighted average shares:
Basic and Diluted	139,200										139,200

See accompanying notes to unaudited pro forma condensed combined financial statements.

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts)

(1)	CONFORMING PERIODS

The historical results of operations for HGI reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2010 reflect the results of Spectrum Brands prior to June 16, 2010 and the combined results of Spectrum Brands Holdings and HGI thereafter. The following calculation derives HGI’s results of operations for the period from October 1, 2009 to June 15, 2010:

		Less:	Add:	Less:
		Nine-Month	Six-Month		Period from
	Year Ended	Period Ended	Period Ended	Period from	October 1, 2009
	December 31,	September 30,	June 30,	June 16, 2010 to	to June 15, 2010
	2009	2009	2010	July 4, 2010	Total
	(In thousands)

Net sales	$—	$—	$—	$—	$—
Cost of goods sold	—	—	—	—	—

Gross profit	—	—	—	—	—
Selling, general and administrative expenses	6,290	3,775	7,073	584	9,004

Operating loss	(6,290)	(3,775)	(7,073)	(584)	(9,004)
Interest expense	—	—	—	—	—
Other income, net	(1,509)	(1,443)	(443)	(131)	(378)

Loss from continuing operations before income taxes	(4,781)	(2,332)	(6,630)	(453)	(8,626)
Provision (benefit) for income taxes	8,566	7,356	(767)	—	443

Net loss	(13,347)	(9,688)	(5,863)	(453)	(9,069)
Less: Net loss attributable to noncontrolling interest	(3)	(2)	(2)	—	(3)

Net loss attributable to controlling interest	$(13,344)	$(9,686)	$(5,861)	$(453)	$(9,066)

F&G Holdings’ fiscal year-end is December 31, 2010. In order for the Unaudited Pro Forma Condensed Combined Statement of Operations for the interim six-month period ended April 3, 2011 to be comparable,

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

we have derived the results of operations of F&G Holdings for the six-month period ended December 31, 2010 as follows:

		Less:
	Year Ended	Six-Month Period	Six-Month Period
	December 31, 2010	Ended June 30, 2010	Ended December 31, 2010

Revenues:
Premiums	$219,970	$113,341	$106,629
Net investment income	915,587	458,504	457,083
Net investment gains (losses)	60,117	(40,031)	100,148
Insurance and investment product fees and other	108,254	54,759	53,495

Total revenues	1,303,928	586,573	717,355

Operating costs and expenses:
Benefits and other changes in policy reserves	862,994	386,980	476,014
Acquisition and operating expenses, net of deferrals	100,902	49,751	51,151
Amortization of deferred acquisition costs and intangibles	273,038	79,573	193,465

Total operating costs and expenses	1,236,934	516,304	720,630

Operating income (loss)	66,994	70,269	(3,275)
Interest expense, net	25,019	12,281	12,738

Income (loss) from continuing operations before income taxes	41,975	57,988	(16,013)
Income tax (benefit) expense	(130,122)	(140,803)	10,681

Net income (loss)	$172,097	$198,791	$(26,694)

(2)	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of HGI, Russell Hobbs, and F&G Holdings. The Spectrum Brands Acquisition was accounted for as a merger among entities under common control, with Spectrum Brands as the accounting predecessor and the receiving entity of HGI. Because the period in which the entities were under common control began on June 16, 2010, the pre-common control HGI results of operations are included on a pro forma basis to reflect the full-period effect of the Spectrum Brands Acquisition as if it occurred on October 1, 2009, the beginning of the most recently completed fiscal year presented herein. The Fidelity & Guaranty Acquisition is accounted for using the acquisition method of accounting.

(3)	SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements of HGI do not assume any differences in accounting policies between HGI and F&G Holdings. HGI will review the accounting policies of HGI and F&G Holdings to ensure conformity of such accounting policies on a consolidated basis and, as a result of

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

that review, HGI may identify differences between the accounting policies of these companies that, when conformed, could have a material impact on the combined financial statements. At this time, HGI is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements.

(4)	ACQUISITION OF RUSSELL HOBBS BY SPECTRUM BRANDS IN SB/RH MERGER

Russell Hobbs was acquired by Spectrum Brands Holdings as a result of the SB/RH Merger on June 16, 2010. The consideration was in the form of newly-issued shares of common stock of Spectrum Brands Holdings exchanged for all of the outstanding shares of common and preferred stock and certain debt of Russell Hobbs held by the Principal Stockholders. Inasmuch as Russell Hobbs was a private company and its common stock was not publicly traded, the closing market price of the Spectrum Brands common stock at June 15, 2010 was used to calculate the purchase price. The total purchase price of Russell Hobbs was approximately $597,579 determined as follows:

Spectrum Brands closing price per share on June 15, 2010	$28.15
Purchase price — Russell Hobbs allocation — 20,704 shares(1)(2)	$575,203
Cash payment to pay off Russell Hobbs’ North American credit facility	22,376

Total purchase price of Russell Hobbs	$597,579

(1)	Number of shares calculated based upon conversion formula, as defined in the SB/RH Merger agreement, using balances as of June 16, 2010.

(2)	The fair value of 271 shares of unvested restricted stock units as they relate to post combination services will be recorded as operating expense over the remaining service period and were assumed to have no fair value for the purchase price.

The total purchase price for Russell Hobbs was allocated to the preliminary net tangible and intangible assets of Russell Hobbs by Spectrum Brands Holdings based upon their preliminary fair values at June 16, 2010 and is reflected in Spectrum Brands Holdings’ historical consolidated statement of financial position as of September 30, 2010 as set forth below. The excess of the purchase price over the preliminary net tangible assets and intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a valuation for which the estimates and assumptions are subject to change within the measurement period (up to one year from the acquisition date). The primary areas of the preliminary purchase price allocation that are not yet finalized relate to certain legal matters, amounts for income taxes including deferred tax accounts, amounts for uncertain tax positions, and net operating loss carryforwards inclusive of associated limitations, and the final allocation of goodwill. Spectrum Brands Holdings expects to continue to obtain information to assist it in determining the fair values of the net assets acquired at the acquisition date during the measurement period.

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

The preliminary purchase price allocation for Russell Hobbs is as follows:

Current assets	$307,809
Property, plant and equipment	15,150
Intangible assets	363,327
Goodwill(1)	120,079
Other assets	15,752

Total assets acquired	822,117

Current liabilities	142,046
Total debt	18,970
Long-term liabilities(2)	63,522

Total liabilities assumed	224,538

Net assets acquired	$597,579

(1)	Consists of $25,426 of tax deductible goodwill.

(2)	Represents indebtedness of Russell Hobbs assumed in the SB/RH Merger.

(5)	PRO FORMA ADJUSTMENTS — SPECTRUM BRANDS ACQUISITION, SB/RH MERGER AND OTHER ADJUSTMENTS

(a) Adjustments were made to income taxes and pension expense to reflect the effect of rolling back the Principal Stockholders’ basis in HGI to the October 1, 2009 assumed transaction date for purposes of the unaudited condensed combined pro forma statement of operations. This resulted in a decrease in selling, general and administrative expense for pension expense in the amount of $642 for the year ended December 31, 2010. Similarly, the tax adjustment is as shown in the unaudited pro forma condensed combined statement of operations included herein.

(b) HGI owns approximately 54.5% of the outstanding Spectrum Brands Holdings common stock subsequent to the Spectrum Brands Acquisition. This adjustment reflects the 45.5% noncontrolling interest in the results of Spectrum Brands and Russell Hobbs for the portion of the year prior to the June 16, 2010 date of common control, upon which the noncontrolling interest was initially established for purposes of HGI’s retrospectively adjusted consolidated financial statements, as well as the effect of the pro forma adjustments related to the SB/RH Merger.

(c) The SB/RH Merger resulted in a substantial change to the Spectrum Brands Holdings’ debt structure, as further discussed in the notes to HGI’s retrospectively adjusted historical audited consolidated financial

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

statements. The change in interest expense is $114,323 for the year ended September 30, 2010. The adjustment consists of the following:

	Assumed
	Interest	Pro forma
	Rate	Interest Expense

$750,000 Term loan	8.1%	$60,750
$750,000 Senior secured notes	9.5%	71,250
$231,161 Senior subordinated notes	12.0%	27,739
ABL revolving credit facility	6.0%	2,110
Foreign debt, other obligations and capital leases	—	8,832
Amortization of debt issuance costs and discounts	—	12,257

Total pro forma interest expense		182,938
Less: elimination of historical interest expense		297,261

Pro forma adjustment		$(114,323)

An assumed increase or decrease of 1/8 percent in the interest rate assumed above with respect to the $750,000 term loan and the ABL revolving credit facility, which both bear interest at variable rates, (with an assumed $22,000 average principal balance outstanding), which have variable interest rates, would impact total pro forma interest expense by $965 for the year ended September 30, 2010.

(d) Adjustment reflects increased amortization expense associated with the fair value adjustment of Russell Hobbs’ intangible assets of $10,430 for the year ended September 30, 2010. This reflects an adjustment to the Russell Hobbs historical nine-month period ended March 31, 2010 only (the last reported period prior to the SB/RH Merger), as the Russell Hobbs acquisition is already reflected in HGI’s results of operations for the last three months of HGI’s year ended September 30, 2010.

(e) Adjustment reflects an increase in equity awards amortization of $4,577 for the year ended September 30, 2010 and a decrease in equity awards amortization of $3,411 for the six-month period ended April 3, 2011, respectively, to reflect equity awards issued in connection with the SB/RH Merger which had vesting periods ranging from 1-12 months. As a result, assuming the transaction was completed on October 1, 2009, these awards would be fully vested in the period ended September 30, 2010. For purposes of this pro forma adjustment, fair value is assumed to be the average of the high and low price of Spectrum Brands’ common stock at June 16, 2010 of $28.24 per share, management’s most reliable determination of fair value.

(f) As a result of Russell Hobbs’ and Spectrum Brands’ existing income tax loss carryforwards in the United States, for which full valuation allowances have been provided, no deferred income taxes have been established and no income tax has been provided in the pro forma adjustments related to the SB/RH Merger.

(6)	PRO FORMA ADJUSTMENT — ELIMINATION OF DUPLICATE FINANCIAL INFORMATION

This pro forma adjustment represents the elimination of the financial data from June 16, 2010 through July 4, 2010 of Russell Hobbs that is reflected in HGI’s historical financial statements. These are considered

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

duplicative because a full twelve months of financial results for Russell Hobbs has been reflected in the unaudited condensed combined pro forma statement of operations consisting of the nine-month Russell Hobbs historical period ended March 31, 2010, prior to the SB/RH Merger, and the three-month period ended September 30, 2010, subsequent to the SB/RH Merger, included in HGI’s historical column.

(7)	NON-RECURRING COSTS

(a) HGI’s financial results for the year ended September 30, 2010 include $34,675 of expenses related to the SB/RH Merger. These costs include fees for legal, accounting, financial advisory, due diligence, tax, valuation, printing and other various services necessary to complete this transaction and were expensed as incurred. These costs have been excluded from the unaudited pro forma condensed combined statement of operations as these amounts are considered non-recurring. HGI’s unaudited pro forma condensed combined statements of operations for the year ended September 30, 2010 and the six-month period ended April 3, 2011 also exclude $4,284 and $933 related to the Spectrum Brands Acquisition, as these costs are also considered non-recurring. In addition, HGI’s unaudited pro forma condensed combined statements of operations for the six-month period ended April 3, 2011 excludes $18,300 related to the Fidelity & Guaranty Acquisition, as these costs are considered non-recurring.

(b) Spectrum Brands Holdings increased Russell Hobbs’ inventory by $2,504, to estimated fair value, upon completion of the SB/RH Merger. Cost of sales increased by this amount during the first inventory turn subsequent to the completion of the SB/RH Merger. $340 was recorded in the three-month period ended July 4, 2010 and has been eliminated as part of the “Elimination of duplicate financial information” adjustments discussed in Note 6 above. The remaining $2,164 was recorded in the three-month period ended September 30, 2010, which amount has been eliminated as a pro forma adjustment related to the SB/RH Merger. These costs have been excluded from the unaudited pro forma condensed combined statement of operations as they are considered non-recurring.

(8)	FIDELITY & GUARANTY ACQUISITION

For the purposes of these unaudited pro forma condensed combined financial statements, HGI made a preliminary allocation of the estimated purchase price to the net assets acquired, as if the Fidelity & Guaranty Acquisition had closed on April 3, 2011, as follows:

Investments, cash and accrued investment income	$17,694,814
Intangible assets (present value of in-force)	590,415
Reinsurance recoverable	932,760
Deferred income taxes	198,773
Other assets	72,800

Total assets acquired	19,489,562

Future policy benefits	3,761,069
Contractholder funds	14,754,712
Liability for policy and contract claims	60,400
Note payable	95,000
Other liabilities	473,381

Total liabilities assumed	19,144,562

Total preliminary purchase price allocation	345,000
Amount re-characterized as expense (See Note 9(a) below)	5,000

Contractual cash purchase price	$350,000

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

Under ASC 805, the Fidelity & Guaranty Acquisition is accounted for under the acquisition method of accounting. The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurements and Disclosures.” ASC 805 requires, among other things, that most assets acquired and liabilities assumed in a business purchase combination be recognized at their fair values as of the F&G Acquisition date. The process for estimating the preliminary fair values of identifiable intangible assets, including the present value of in-force, certain tangible assets and certain liabilities requires the use of significant estimates and assumptions by management, including estimating future cash flows and developing appropriate discount rates. Under ASC 805, transaction costs are not included as a component of consideration transferred and are expensed as incurred. The excess of the purchase price (consideration transferred), if any, over the preliminary estimated amounts of identifiable assets and liabilities of F&G Holdings as of the effective date of the acquisition will be allocated to goodwill in accordance with ASC 805. The preliminary purchase price allocation above resulted in no allocation to goodwill. The preliminary purchase price allocation is subject to completion of the analysis of the fair value of the assets and liabilities of F&G Holdings as of the effective date of the Fidelity & Guaranty Acquisition. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation. These adjustments could be material and could possibly result in a bargain purchase gain. The final valuation is expected to be completed as soon as practicable but no later than one year from the consummation of the acquisition on April 6, 2011. F&G Holdings believes the preliminary estimated fair values assigned to the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions based on data currently available.

(9)	PRO FORMA ADJUSTMENTS — FIDELITY & GUARANTY ACQUISITION

The following pro forma adjustments are made to reflect the preliminary purchase price allocation and other transactions directly related to the Fidelity & Guaranty Acquisition:

(a) Adjustment reflects the cash purchase price of $350,000 for the Fidelity & Guaranty Acquisition plus costs associated with closing the transaction of $22,100. For purposes of the preliminary purchase price allocation set forth in Note (8) above, the $350,000 cash purchase price paid by HGI has been reduced by a $5,000 expense reimbursement made by the seller to the Principal Stockholders, thereby effectively re-characterizing $5,000 of HGI’s purchase price payment as expense.

(b) Adjustments of $567,863, $22,250 and $7,889 represent adjustments of $590,113 to available-for-sale securities and $7,889 to accrued investment income, respectively, transferred to F&G Holdings from Old Mutual Reassurance (Ireland) Limited (“OM RE”) as part of the transaction. The life business ceded to OM RE was recaptured as part of the transaction.

(c) Adjustments of $37,006 and $27,342 represent the derivative investments and cash and cash equivalents, respectively, transferred to F&G Holdings from OM RE as part of the transaction. The life business ceded to OM RE was recaptured as part of the transaction.

(d) Adjustment of $3,790 is to increase the carrying value of F&G Holdings policy loans based on current assumptions.

(e) Adjustments of $(929,284) to remove the reinsurance recoverable related to the business recaptured from OM RE, $215,628 to reflect unamortized deferred acquisition costs transferred from OM RE as part of transaction, and $(15,029) and $(1,691) to reflect effects of assumed liabilities related to the business recaptured from OM RE. The life business ceded to OM RE was recaptured as part of the transaction.

(f) Adjustments of $13,749 to reflect a reserve facility structuring fee related to the retrocession of the life business recaptured from OM RE to a newly formed reinsurance subsidiary, $19,135 to reflect liabilities consisting of the $13,749 structuring fee and $5,386 for the life business recaptured from OM RE, and $95,000 to reflect a note payable issued by the newly formed reinsurance company to provide initial capitalization

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

of the reinsurance company. The structuring fee will be capitalized and amortized over the life of the reserve facility.

(g) Adjustments of $(1,732,357) for the purchase accounting related to the elimination of the historical deferred acquisition costs (“DAC”) and the historical present value of in-force (“PVIF”) of $62,182 and the establishment of PVIF of $590,415 resulting from purchase accounting for the transaction. The PVIF reflects the estimated fair value of the in-force contracts and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts in-force at the acquisition date. PVIF is based on actuarially determined projections, by each line of business, of future policy and contract charges, premiums, mortality and morbidity, surrenders, operating expenses, investment returns and other factors. Actual experience of the purchased business may vary materially from these projections.

PVIF is amortized in relation to estimated gross profits or premiums, depending on product type. The net adjustment to amortization as a result of eliminating the historical DAC and establishing the PVIF is reflected in adjustment (q).

(h) Adjustment of $33,953 is the increase in the deferred tax asset as a result of the changes to the assets and liabilities in purchase accounting. The resulting net deferred tax asset of $198,773 consists of a gross deferred tax asset (net of deferred tax liabilities) of $659,633, less a valuation allowance of $460,860.

(i) Adjustment of $1,000 represents adjustment to increase other liabilities for costs incurred prior to the acquisition date but not accrued in the historical balance sheet.

(j) Adjustment of $296,450 represents the increase to the carrying value of F&G Holdings’ liability for future policy benefits based on current assumptions, including business recaptured from OM RE. Adjustment of $19,120 is to increase reinsurance recoverables for a portion of the increase in carrying value for future policy liabilities ceded to reinsurers.

(k) Adjustment of $(190,504) represents the decrease in the carrying value of F&G Holdings’ contractholder funds based on current assumptions.

(l) Adjustments of $(39,972) to adjust historical balance of deferred reinsurance gains to a fair value of $0 and $(248,505) to reflect the push down of the seller’s basis in the note payable assigned to the acquirer, which is eliminated in consolidation.

(m) Adjustment of $(1,754,571) represents the elimination of the historical paid-in capital of F&G Holdings.

(n) Adjustment of $402,984 represents the elimination of the historical accumulated deficit of F&G Holdings of $425,084 and the adjustment for expenses associated with closing the transaction of $(22,100) reflected in adjustment (a).

(o) Adjustment of $(21,215) to eliminate the historical balance of F&G Holdings in accumulated other comprehensive income.

(p) Adjustment of $(90,416) for the year ended December 31, 2010 includes the amortization of the premium on fixed maturity securities — available for sale of F&G Holdings, resulting from the fair value adjustment of these assets as of April 6, 2011.

The adjustment of $(45,208) for the six-month period ended December 31, 2010 includes the amortization of the premium on fixed maturity securities — available for sale of F&G Holdings, resulting from the fair value adjustment of these assets as of April 6, 2011.

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

(q) Adjustment of $(164,484) for the year ended December 31, 2010 for the reversal of the historical deferred acquisition cost amortization of $(273,038) and the amortization of the PVIF under purchase accounting of $108,554.

For the six-month period ended December 31, 2010, the adjustment of $(124,236) is for the reversal of the historical deferred acquisition cost amortization of $(193,465) and the amortization of the PVIF under purchase accounting of $69,229.

(r) Adjustments to reflect the income statement impacts of the recapture of the life business from OM Re and the retrocession of the majority of the recaptured business and the reinsurance of certain life business previously not reinsured to an unaffiliated third party reinsurer that was contemplated by HGI as part of the transaction (a portion of such reinsurance is subject to regulatory approval but is considered probable), as follows:

The table below displays the adjustments for the year ended December 31, 2010:

Premiums	$(130,103)
Net investment income	(4,771)
Net investment gains/(losses)	21,128
Insurance and investment product fees and other	38,063
Benefits	(68,063)
Acquisition and operating expenses, net of deferrals	28,341

The table below displays the adjustments for the six-month period ended December 31, 2010:

Premiums	$(72,018)
Net investment income	(5,212)
Net investment gains/(losses)	26,922
Insurance and investment product fees and other	18,457
Benefits	(13,165)
Acquisition and operating expenses, net of deferrals	911

(s) Adjustment of $(19,240) and $(9,825) for the year ended December 31, 2010 and the six-month period ended December 31, 2010, respectively, to eliminate interest expense of $25,019 and $12,738, respectively, on the note payable referenced in note (l) and to add interest expense of $5,779 and $2,913, respectively, on the subordinated notes payable referenced in note (f).

(t) Adjustment of $165,344 for the year ended December 31, 2010 represents (i) the reversal of a $145,276 income tax benefit component of F&G Holdings’ historical income tax benefit attributable to a change in valuation allowance for deferred tax assets, which likely would not have been reflected in operations if purchase accounting had been applied as of January 1, 2010, and (ii) the $20,068 income tax effect of all pro forma consolidated statement of income adjustments relating to F&G Holdings using the Federal income tax rate of 35%.

For the six-month period ended December 31, 2010, the adjustment of $9,515 represents (i) the increase of a $(14,724) income tax benefit component of F&G Holdings’ historical income tax benefit attributable to a change in valuation allowance for deferred tax assets, which likely would not have been reflected in operations if purchase accounting had been applied as of October 1, 2010, and (ii) the $24,239 income tax effect of all pro forma consolidated statement of income adjustments relating to F&G Holdings using the Federal income tax rate of 35%.

Harbinger Group Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts) — (Continued)

(10)	PRO FORMA ADJUSTMENTS — INITIAL NOTES

(a) On November 15, 2010, HGI issued the initial notes ($350,000 aggregate principal amount of 10.625% Senior Secured Notes due November 15, 2015) in a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The issue price of the initial notes was 98.587% of par, reflecting an original issue discount aggregating $4,945, and HGI incurred debt issuance costs of $11,618.

The incremental interest expense related to the Initial Notes Issuance for the year ended September 30, 2010 was calculated as follows:

Interest expense on notes at 10.625%	$37,188
Amortization of original issue discount on notes	789
Amortization of debt issuance costs	1,833

Pro forma adjustment	$39,810

The incremental interest expense related to the Initial Notes Issuance for the six-month period ended April 3, 2011 was calculated as follows:

Interest expense on notes at 10.625%	$18,594
Amortization of original issue discount on notes	428
Amortization of debt issuance costs	998

Total pro forma interest expense	20,020
Less: Elimination of historical interest expense	15,222

Pro forma adjustment	$4,798

As a result of HGI’s existing income tax loss carryforwards, for which valuation allowances have been provided, no income tax benefit has been reflected in the pro forma adjustments related to HGI for the year ended September 30, 2010 and the six-month period ended April 3, 2011, respectively.